AMENDMENT TO PROMISSORY NOTE

This amendment (“Amendment”), dated as of the date set forth below, is to that certain 12% Convertible Note dated [__________, 2018] (the “Note”), by and among NeoVolta, Inc., a Nevada corporation (the “Company”) and the Holder listed on the signature page hereto (the “Holder”). The Company and the Holder are referred to collectively as the Parties and individually as a Party.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Note.

WHEREAS, the Company and Holder have agreed to modify the rate of interest on the Note.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and mutual agreements herein contained, and intending to be legally bound herein, the Parties hereto agree as follows:

1.Commencing on May 19, 2019, the interest rate on the Note shall be reduced from 12.0% per annum to 3.99% per annum, and interest shall accrue on a simple interest basis.

2.Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Note, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

3.This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

NEOVOLTA, INC.

By: ________________________________________

HOLDER

Name of entity: ______________________________

By: _______________________________________

Title: ______________________________________